$1,000,000.00	January 15, 2010

EGPI FIRECREEK, INC.
Secured Promissory Note

FOR VALUE RECEIVED, EGPI Firecreek, Inc., a Nevada corporation (the “Borrower”), hereby promises to pay to St. George Investments, LLC, an Illinois limited liability company, or its assigns (the “Lender,” and together with the Borrower, the “Parties”), the principal sum of $1,000,000.00 together with all accrued and unpaid interest thereon, fees incurred or other amounts owing hereunder, all as set forth below in this Secured Promissory Note (this “Note”). This Note is issued pursuant to that certain Note Purchase Agreement of even date herewith, entered into by and between the Borrower and the Lender (the “Note Purchase Agreement”).

1.           Principal and Interest. Interest on the unpaid principal balance of this Note shall not accrue unless an Event of Default (as defined in Section 7 below) occurs. Upon the occurrence of an Event of Default, this Note shall accrue simple interest at the rate of 18.00% per annum from and after the date of the Event of Default, whether before or after judgment. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law.  The entire unpaid principal balance and all accrued and unpaid interest, if any, shall be due and payable upon the earlier of (i) February 15, 2010 (the “Maturity Date”), or (b) the closing or partial closing of an investment in or acquisition of, through any form of business combination, Southwest Signal, Inc., a Florida corporation, or any affiliate thereof or successor thereto.

2.           Payment. All principal and accrued interest under this Note is payable in one lump sum on the Maturity Date. All payments of interest and principal shall be (i) in lawful money of the United States of America, (ii) in the form of immediately available funds, and (iii) delivered via wire transfer to the following account:

Bank Name:	The Private Bank and Trust Company, Chicago, Illinois
ABA Number:	071 006 486
Account Name:	St George Investments LLC
Account Number:	2153493
Comment/Note:	Firecreek Secured Note

All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal. Payment of principal and interest hereunder shall be made in immediately available funds delivered to the Lender at the address furnished to the Borrower for that purpose.

3.           Origination Fee.  Borrower acknowledges and agrees that the initial funded principal balance of this Note includes an origination fee, as set forth in the Note Purchase Agreement, and that such origination fee shall be fully earned upon the execution of this Note and shall be paid to Lender as part of the outstanding principal balance as set forth herein.

4.           Prepayment by the Borrower. The Borrower may, in its sole and absolute discretion, pay all or any portion of the outstanding balance along with any accrued but unpaid interest on this Note at any time prior to the Maturity Date.

5.           Collateral. This Note shall be secured by an Irrevocable Standby Letter of Credit (the “Letter of Credit”) issued by The Bank of Tampa (the “LC Issuer”) of even date herewith, substantially in the form attached hereto as Exhibit A.

6.           Covenants and Agreements. In addition to the covenants set forth in the Note Purchase Agreement, which are incorporated herein by reference, the Borrower covenants and agrees that, while any amounts under this Note are outstanding, it shall not (i) interfere in any way with Lender’s relationship with the LC Issuer, or (ii) communicate with the LC Issuer in any attempt to influence whether the LC Issuer honors draw requests under the Letter of Credit.  Borrower also acknowledges and agrees that in the event Lender wrongfully draws on the Letter of Credit Borrower’s sole remedies are in the nature of legal damages based on breach of contract and that equitable relief is not available under such circumstances.

7.           Default. If any of the events specified below shall occur (each, an “Event of Default”) the Lender may (i) declare the unpaid principal balance together with all accrued and unpaid interest thereon immediately due and payable, by notice in writing to the Borrower, and (ii) at any time after January 31, 2010, immediately draw on the Letter of Credit in order to satisfy the Borrower’s payment obligations hereunder; provided, however, that Lender will not make any draw on the Letter of Credit prior to January 31, 2010, notwithstanding the occurrence of an Event of Default.  Nevertheless, if an Event of Default occurs on or before January 31, 2010 and remains uncured after that date, the Lender may immediately draw on the Letter of Credit.  The Borrower acknowledges and agrees that (a) time is of the essence, (b) this Note provides for no opportunity for the Borrower to cure an Event of Default, and (c) the Lender is under no obligation to provide notice of an Event of Default prior to exercising available remedies.  Each of the following events shall constitute an Event of Default:

(a)           Failure to Pay. The Borrower’s failure to make any payment, in the method described in Section 2 hereof, when due and payable under the terms of this Note including, without limitation, any payment of costs, fees, interest, principal or other amounts due hereunder;

(b)           Failure to Deliver Collateral.  The Borrower’s failure to cause The Bank of Tampa to issue the Letter of Credit;

(c)           Breaches of Covenants. The Borrower or its subsidiaries, if any, shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note, the Note Purchase Agreement, that certain Convertible Promissory Note entered into between the Parties on even date herewith, that certain Registration Rights Agreement entered into between the Parties on even date herewith, or any other agreement between the Parties related hereto or thereto (collectively, the “Transaction Documents”);

(d)           Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Borrower to the Lender in writing in connection with the Transaction Documents, or as an inducement to the Lender to enter into the Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished or becomes false thereafter;

(e)           Failure to Pay Debts; Voluntary Bankruptcy. If any of the Borrower’s assets are assigned to its creditors, if the Borrower fails to pay its debts generally as they become due, or if the Borrower files any petition, proceeding, case or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, rule, regulation, statute or ordinance (collectively, “Laws and Rules”), or any other Law and Rule for the relief of, or related to, debtors;

(f)           Involuntary Bankruptcy. If any involuntary petition is filed under any bankruptcy or similar Law or Rule against the Borrower, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of the Borrower or any guarantor; and

(g)           Governmental Action. If any governmental or regulatory authority takes or institutes any action that will materially affect the Borrower’s financial condition, operations or ability to pay or perform the Borrower’s obligations under this Note.

8.           Binding Effect. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; provided, however, that the Borrower shall not assign its rights hereunder in whole or in part without the express written consent of the Lender.

9.           Governing Law; Venue. The terms of this Note shall be construed in accordance with the laws of the State of Illinois as applied to contracts entered into by Illinois residents within the State of Illinois which contracts are to be performed entirely within the State of Illinois.  With respect to any disputes arising out of or related to this Note, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Illinois (or in the event of federal jurisdiction, the United States District Court Northern District of Illinois).

10.         Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

11.         Attorneys’ Fees. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Lender shall be entitled to recover reasonable attorneys’ fees directly related to such enforcement or collection actions.

12.         Amendments and Waivers; Remedies. No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by either Party from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Borrower and the Lender and (ii) only in the specific instance and for the specific purpose for which made or given.

13.         Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient, as set forth in the Note Purchase Agreement. Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth in the Note Purchase Agreement using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient or receipt is confirmed electronically or by return mail.  Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in any manner herein set forth.

14.         Final Note. This Note, together with the Transaction Documents, contains the complete understanding and agreement of the Borrower and Lender and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations. THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the Parties have executed this Note as of the date set forth above.

Exhibit
Exhibit A – Letter of Credit

EGPI FIRECREEK, INC.

By:
Name: Dennis R Alexander
Title: CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

ST. GEORGE INVESTMENTS, LLC

By:
Name:
Title:

[Signature Page to Secured Promissory Note]

EXHIBIT A

LETTER OF CREDIT